UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2026
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2026, Group 1 Automotive, Inc. (the “Company”) and Mr. Daryl Kenningham entered into a second amendment (the “Second Amendment”) to his Incentive Compensation, Confidentiality, Non-Disclosure and Non-Compete Agreement (as amended, the “Incentive Agreement”), which restructures the severance benefits payable upon certain qualifying termination events. All other terms of the Incentive Agreement remain in full force and effect.
Under the Second Amendment, if Mr. Kenningham terminates his employment due to the Company’s material breach of the Incentive Agreement, or following a Constructive Termination Event or a Termination Without Cause (each as defined in the Incentive Agreement), he is entitled to 1.5 times the sum of his base salary and target annual bonus, eighteen months of COBRA coverage, and a pro-rated bonus for the year of termination. If such termination or an involuntary reduction in his compensation occurs, within six months of a Corporate Change, the multiple increases to 2.0 times and COBRA coverage extends to twenty-four months.
Severance payments are payable in a lump sum on the first day of the seventh month following separation from service, subject to Mr. Kenningham’s compliance with applicable restrictive covenants and timely delivery of a release. The severance benefits under the Incentive Agreement, as amended, remain Mr. Kenningham’s sole and exclusive remedy against the Company and its affiliates with respect to his employment and termination.
The foregoing description of the Second Amendment to Incentive Agreement is only a summary and is qualified in its entirety by the terms of such agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	March 3, 2026	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President